EXHIBIT F

Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: September 2, 2005

The Williams Companies, Inc.

By:	/s/ Donald R. Chappel

Name: Donald R. Chappel
Title: Senior Vice President & Chief Financial Officer

Williams Energy Services, LLC

By:	/s/ Alan S. Armstrong

Name: Alan S. Armstrong
Title: Senior Vice President

Williams Energy, L.L.C.

By:	/s/ Alan S. Armstrong

Name: Alan S. Armstrong
Title: Senior Vice President & General Manager – Business Development

MAPCO Inc.

By:	/s/ Alan S. Armstrong

Name: Alan S. Armstrong
Title: Chairman of the Board, Senior Vice President & General Manager

Williams Partners Holdings LLC

By:	/s/ Alan S. Armstrong

Name: Alan S. Armstrong
Title: Chief Operating Officer

Williams Partners GP LLC

By:	/s/ Alan S. Armstrong

Name: Alan S. Armstrong
Title: Chief Operating Officer